UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 29, 2002

                                AUTEO MEDIA, INC.
               (Exact name of registrant as specified in charter)

                        Commission File Number 000-27229
                                               ---------


                 Nevada                                       88-0409163
    -------------------------------                       -------------------
    (State or other jurisdiction of                          (IRS Employer
     incorporation or organization)                       Identification No.)


    400 Burrard Street, Suite 1790, Vancouver BC Canada       V6C3AC
    ---------------------------------------------------     ----------
         (Address of principal executive offices)           (Zip Code)


    Registrant's telephone number, including area code    (425)415-1694
                                                          -------------






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ITEM 5. Other Events

         As previously reported on Form 8-K dated July 26, 2002, Auteo Media, Inc. sold substantially all of the Company's assets to the Trader Publishing Company on July 15, 2002. The sale included all the assets of the Company pertaining to Dealer Specialties International, Inc. and its related franchise agreement with the Company, specifically involving the Dealer Specialties
Business. This business represented substantially all of the operations, revenues and expenses of the Company.

         As a result of this sale, the directors and officers of Auteo Media resigned on the following effective dates:

         Mr. Albert James resigned from the Board of Directors effective August 29, 2002.
         Mr. Mike Morrison resigned from the Board of Directors effective September 10, 2002.
         Mr. Steve Van Leeuwen resigned as Chairman of the Board and Chief Executive Officer effective September 10, 2002.
         Ms. Kathleen Van Leeuwen resigned as Director and Secretary effective September 10, 2002.

         On September 5th, 2002 Mr. Donald Bell was appointed as Director and President and on September 10th, 2002 was appointed Secretary, Treasurer and sole Director of the Company. Mr. Bell has worked within the investment community for the past 15 years, including positions as an investment adviser with Pacific International Securities Inc. of Vancouver BC, and as the Vice President of corporate finance and business development for a publicly traded mining and resource company. Over the past five years, Mr. Bell has been self-employed.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              (Registrant)   AUTEO MEDIA, INC.
                                             -----------------

                                       By:   /s/ Donald Bell
                                             ----------------------
                                             Donald Bell, President, Secretary,
                                             Treasurer and Director

                                     Date:   September 10, 2002







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